UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Corporate Center, Building One, Suite 200 100 Matsonford Road Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)

(610) 386-1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2021, a wholly-owned subsidiary of Avantor, Inc. (the “Company”), Avantor Funding, Inc. (the “Issuer”), closed its previously announced offering (the “Offering”) of $800,000,000 aggregate principal amount of the Issuer’s 3.875% Senior Notes due 2029 (the “Notes”). The Offering was made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an Indenture, dated as of October 26, 2021 (the “Indenture”), among the Issuer, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Interest on the Notes begins accruing on October 26, 2021, the issue date of the Notes, at a rate of 3.875% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2022. The Notes mature on November 1, 2029.

The Company intends to use the net proceeds from the sale of the Notes, along with the net proceeds from certain other financing transactions, cash on hand and borrowings under the Company’s A/R facility, to finance the Company’s previously announced acquisition of the Masterflex bioprocessing business and related assets of Antylia Scientific (the “Masterflex Acquisition”) and to pay related fees and expenses.

Ranking; Guarantees

The Notes are senior unsecured obligations of the Issuer and rank equal in right of payment with all of the Issuer’s existing and future senior indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness. The Notes are guaranteed on a joint and several unsecured basis by Vail Holdco Sub LLC, the Issuer’s direct parent and a direct wholly-owned subsidiary of the Company (“Holdings”), and each of Holdings’ wholly-owned domestic subsidiaries that guarantees obligations under the Issuer’s senior secured credit facilities (together with Holdings, the “Guarantors”). Such note guarantees rank equal in right of payment with all existing and future senior indebtedness of the Guarantors and senior in right of payment to all future subordinated indebtedness of the Guarantors. The Notes and the note guarantees are structurally subordinated to all of the existing and future indebtedness and other liabilities of any existing and future subsidiaries that do not guarantee the Notes.

Optional Redemption

The Issuer may, at its option, redeem the Notes, in whole or in part, at any time prior to November 1, 2024, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on November 1, 2024, the Issuer may redeem all or a part of the Notes at a redemption price equal to 101.938% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 100.969% and 100.000% of the principal amount redeemed on November 1, 2025 and November 1, 2026, respectively. In addition, at any time prior to November 1, 2024, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price equal to (x) 103.875% of the aggregate principal amount of the Notes to be redeemed, with an amount equal to or less than the net cash proceeds from one or more equity offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (y) accrued and unpaid interest to, but excluding, the redemption date.

Special Mandatory Redemption

If the Masterflex Acquisition does not close on or prior to the Outside (as defined below) or certain other conditions are not met, the Notes are subject to certain special mandatory redemption provisions. The consummation of the Masterflex Acquisition is subject to the satisfaction of certain conditions, including regulatory approvals. The “Initial Outside Date” with respect to the Notes shall be December 31, 2021, subject to the extension to a date that is not later than February 28, 2022, or the “Extended Outside Date.” The Initial Outside Date or the Extended Outside Date, as applicable, are referred to collectively as the “Outside Date.” In the event that (a) the completion date of the Masterflex Acquisition does not take place on or prior to the Outside Date, (b) in the reasonable judgment of the Issuer, the Masterflex Acquisition will not be consummated on or prior to the Initial Outside Date (or, if extended, the Extended Outside Date) or (c) the Purchase Agreement and Agreement and Plan of Merger, dated as of September 7, 2021, by and among VWR International, LLC, Pisces Merger Sub, LLC, Curie Holdings, LLC, the Representative named therein and the other parties named therein, terminates at any time on or prior to the Initial Outside Date (or, if extended, the Extended Outside Date), the Notes will be subject to a special mandatory redemption at a price equal to 100% of the issue price of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable date of redemption.

Repurchase at the Option of Holders

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which Issuer and its restricted subsidiaries do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Neither the Company nor Holdings is subject to the restrictive covenants of the Indenture. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture filed as Exhibits 4.1 to this Current Report on Form 8-K (including the form of Notes included therein and filed as Exhibit 4.2 hereto), which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of October 26, 2021, among Avantor Funding, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of Global Note for 3.875% Senior Notes due 2029 (included in Exhibit 4.1).

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021		Avantor, Inc.

	By:	/s/ Steven Eck
Steven Eck Senior Vice President and Chief Accounting Officer

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